表格 2
FORM 2

《商業登記條例》(第 310 章)
BUSINESS REGISTRATION ORDINANCE (Chapter 310)

《商業登記規例》
BUSINESS REGISTRATION REGULATIONS

正 本
ORIGINAL

~~副 本~~
~~DUPLICATE~~ XXXXXXX

商業/~~分行~~登記證
Business/~~Branch~~ Registration Certificate

業務/法團所用名稱 Name of Business/ Corporation	福豪實業有限公司 FULLCO INDUSTRIAL LIMITED
業務/分行名稱 Business/ Branch Name	** **
地 址 Address	SUITE 3304 33/F OFFICE TOWER CONVENTION PLAZA 1 HARBOUR ROAD WANCHAI HK
業務性質 Nature of Business	CORP
法律地位 Status	BODY CORPORATE

生效日期 Date of Commencement	屆滿日期 Date of Expiry	登記證號碼 Certificate No.	登記費及徵費 Fee and Levy
03/02/2007	02/02/2008	37701360-000-02-07-1	$2,600 (登記費 FEE = $2,000) (徵費 LEVY = $ 600)

請注意下列《商業登記條例》的規定 (SEE OVERLEAF FOR ENGLISH VERSION)

第 6(6) 條規定就任何業務發出商業登記證或分行登記證，不得當作隱含以下意思：有關該業務或經營該業務的人或受僱於該業務的僱員的任何法律規定已獲遵從。

第 7(2) 條規定任何經營業務人士，倘在現有商業登記證期滿後未有收到繳款通知書，須於 1 個月內以書面通知稅務局局長。

第 8 條規定凡申請登記表格內所列業務詳情有任何變更時或凡某項業務經已結束，任何經營有關業務的人或任何在結束前經營該項業務的人須於該變更發生時或該項業務結束時起計 1 個月內，以書面通知局長。

第 12 條規定各業務須將其有效的商業登記證或有效的分行登記證於每一營業地點展示。

第 15(1) 條規定對觸犯本條例者可施行的罰則，包括罰款 $5,000 及監禁 1 年。

第 21 條規定須將收取徵費所得的全部款項撥付破產欠薪保障基金。

繳款時請將此商業登記證及繳款通知書完整交出。在付款後，本繳款通知書方成為有效的商業登記證。
PLEASE PRODUCE THIS CERTIFICATE AND DEMAND NOTE INTACT AT TIME OF PAYMENT. THIS DEMAND NOTE WILL ONLY BECOME A VALID BUSINESS REGISTRATION CERTIFICATE UPON PAYMENT.

機印所示登記費及徵費收訖。(請參閱背頁繳款辦法所載內容)
RECEIVED FEE AND LEVY HERE STATED IN PRINTED FIGURES. (Please see payment instructions overleaf.)

*20201 12/03/07 56839151 859705 CHQ $2,600.00 M

I.R.D.B. 101B (6/2006)